Exhibit 5.1

[Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

December 6, 2012

CME Group Inc.

20 South Wacker Drive

Chicago, Illinois 60606

Re:	CME Group Inc.
Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to CME Group Inc., a Delaware corporation (the “Company”), in connection with the registration statement on Form S-3 (the “Registration Statement”) to be filed on the date hereof by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the issuance and sale by the Company from time to time, pursuant to Rule 415 of the General Rules and Regulations under the Securities Act, of the following securities of the Company: (1) debt securities, which may be issued in one or more series (the “Debt Securities”), representing unsecured obligations of the Company, including senior debt securities (“Senior Debt Securities”) and subordinated debt securities (“Subordinated Debt Securities”); (2) shares of Class A Common Stock, par value $.01 per share (the “Common Stock”); (3) shares of Preferred Stock, par value $.01 per share, to be issued in one or more series (the “Preferred Stock”); and (4) warrants to purchase Debt Securities, Common Stock or Preferred Stock (the “Warrants”) pursuant to one or more warrant agreements (each, a “Warrant Agreement”) proposed to be entered into between the Company and one or more warrant agents to be named in the applicable Warrant Agreements (each, a “Warrant Agent”). Any Senior Debt Securities are to be issued pursuant to the Indenture, dated as of August 12, 2008, between the Company and U.S. Bank National Association, as Trustee (the “Trustee”), which is filed as an exhibit to the Registration Statement (the “Senior Indenture”). Any Subordinated Debt Securities are to be issued pursuant to an indenture proposed to be entered into between the Company and the Trustee, the form of which is filed as an exhibit to the Registration Statement (the “Subordinated Indenture” and, together with the Senior Indenture, the “Indentures”). The Debt Securities, the Common Stock, the Preferred Stock and the Warrants are collectively referred to herein as the “Securities.”

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December 6, 2012

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering the opinions stated herein, we have examined and relied upon:

(1)	the Registration Statement;

(2)	the Senior Indenture and the form of the Subordinated Indenture filed as an exhibit to the Registration Statement;

(3)	the Fourth Amended and Restated Certificate of Incorporation of the Company, as amended to the date hereof and currently in effect, certified by the Secretary of State of the State of Delaware and the Assistant Corporate Secretary of the Company (the “Certificate of Incorporation”);

(4)	the Ninth Amended and Restated Bylaws of the Company, as amended to the date hereof and currently in effect, certified by the Assistant Corporate Secretary of the Company (the “Bylaws”);

(5)	certain resolutions adopted by the board of directors of the Company (the “Board of Directors”) and the Finance Committee thereof relating to the registration of the Securities and related matters; and

(6)	a specimen certificate evidencing the Common Stock.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

In our examination, we have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and, as to parties other than the Company, the validity and binding effect thereof on such parties. We have also assumed that the Senior Indenture has been, and the Subordinated Indenture and any supplemental indenture establishing the terms of any Debt Securities and each Warrant Agreement will be, duly authorized, executed and delivered by the Trustee or the applicable Warrant Agent, as the case may be, and, in the

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December 6, 2012

case of the Subordinated Indenture, in substantially the form reviewed by us, and that each Debt Security or Warrant that may be issued will be manually authenticated, signed or countersigned, as the case may be, by duly authorized officers of the Trustee or Warrant Agent, as the case may be. We have assumed that the choice of New York law to govern the Debt Securities and the Indentures and any supplemental indenture thereto is a valid and legal provision. We have also assumed that New York law will be chosen to govern the Warrant Agreements and the Warrants and that such choice in each case is a valid and legal provision. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials. In addition, we have assumed that the terms of the Securities will have been established so as not to, and that the execution and delivery by the Company of, and the performance of its obligations under, the Securities, the applicable Indenture and the Warrant Agreements, will not, violate, conflict with or constitute a default under (a) any agreement or instrument to which the Company is subject, (b) any law, rule or regulation to which the Company is subject, (c) any judicial or regulatory order or decree of any governmental authority or (d) any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority.

We do not express any opinion with respect to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware (the “DGCL”) and the laws of the State of New York and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non-Opined on Law on the opinions herein stated. The Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions stated herein, we are of the opinion that:

1. With respect to any series of Debt Securities to be offered by the Company pursuant to the Registration Statement (the “Offered Debt Securities”), when (a) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act and the applicable Indenture has been qualified under the Trust Indenture Act of 1939, as amended, (b) an appropriate prospectus supplement with respect to the Offered Debt Securities has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder, (c) if the Offered Debt Securities are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Debt Securities has been duly authorized, executed and delivered by the Company and the other parties thereto, (d) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance, sale and terms of the Offered Debt Securities and

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December 6, 2012

related matters, (e) the Subordinated Indenture, if applicable, and any supplemental indenture, officers’ certificate or board resolution in respect of the Offered Debt Securities have been duly authorized, executed and delivered by each party thereto, (f) the terms of the Offered Debt Securities and of their issuance and sale have been duly established in conformity with the applicable Indenture and any supplemental indenture, officers’ certificate or board resolution to be entered into or adopted in connection with the issuance of the Offered Debt Securities so as not to violate any applicable law, the Certificate of Incorporation (as then in effect) or the Bylaws (as then in effect) or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and the Trustee and (g) the Offered Debt Securities have been issued in a form that complies with the applicable Indenture and any supplemental indenture, officers’ certificate or board resolution to be entered into or adopted in connection with the issuance of the Offered Debt Securities and have been duly executed and authenticated in accordance with the provisions of the applicable Indenture and any such supplemental indenture, officers’ certificate or board resolution and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Offered Debt Securities (including any Debt Securities duly issued upon conversion, exchange or exercise of any Preferred Stock, Debt Securities or Warrants), when issued and sold in accordance with the applicable Indenture and any supplemental indenture, officers’ certificate or board resolution to be entered into or adopted in connection with the issuance of the Offered Debt Securities and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms under the laws of the State of New York, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (iii) public policy considerations which may limit the rights of parties to obtain remedies, (iv) waivers of any usury defense contained in the applicable Indenture, any supplemental indenture or the Offered Debt Securities which may be unenforceable, (v) requirements that a claim with respect to any Offered Debt Securities denominated in a currency, currency unit or composite currency other than United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law and (vi) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currencies, currency units or composite currencies.

2. With respect to any shares of Common Stock to be offered by the Company pursuant to the Registration Statement (the “Offered Common Shares”), when (a) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act, (b) an appropriate prospectus supplement with respect to the Offered Common Shares has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder, (c) if the Offered

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December 6, 2012

Common Shares are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Common Shares has been duly authorized, executed and delivered by the Company and the other parties thereto, (d) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance of the Offered Common Shares, the consideration to be received therefor and related matters, (e) the terms of the issuance and sale of the Offered Common Shares have been duly established in conformity with the Certificate of Incorporation (as then in effect) and the Bylaws (as then in effect) so as not to violate any applicable law, the Certificate of Incorporation (as then in effect) or the Bylaws (as then in effect) or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (f) certificates in the form required under the DGCL representing the Offered Common Shares are duly executed, countersigned, registered and delivered upon payment of the agreed-upon consideration therefor, the Offered Common Shares, when issued and sold in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be duly authorized, validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than $0.01 per share of Common Stock.

3. With respect to the shares of any series of Preferred Stock to be offered by the Company pursuant to the Registration Statement (the “Offered Preferred Shares”), when (a) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act, (b) an appropriate prospectus supplement with respect to the Offered Preferred Shares has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder, (c) if the Offered Preferred Shares are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Preferred Shares has been duly authorized, executed and delivered by the Company and the other parties thereto, (d) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Preferred Shares, the consideration to be received therefor and related matters, including the adoption of a certificate of designations for the Offered Preferred Shares in accordance with the applicable provisions of the DGCL (the “Certificate of Designation”), (e) the filing of the Certificate of Designation with the Secretary of State of the State of Delaware has duly occurred, (f) the terms of the Offered Preferred Shares and of their issuance and sale have been duly established in conformity with the Certificate of Incorporation (as then in effect), including the Certificate of Designation relating to the Offered Preferred Shares, and the Bylaws (as then in effect) so as not to violate any applicable law, the Certificate of Incorporation (as then in effect) or the Bylaws (as then in effect) or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (g) certificates in the form required under the DGCL representing the Offered Preferred Shares

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December 6, 2012

are duly executed, countersigned, registered and delivered upon payment of the agreed-upon consideration therefor, the Offered Preferred Shares, when issued and sold in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be duly authorized, validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than $0.01 per share of Preferred Stock.

4. With respect to any series of Warrants to be offered by the Company pursuant to the Registration Statement (the “Offered Warrants”), when (a) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act, (b) an appropriate prospectus supplement with respect to the Offered Warrants has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder, (c) if the Offered Warrants are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Warrants has been duly authorized, executed and delivered by the Company and the other parties thereto, (d) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Warrants, the consideration to be received therefor and related matters, (e) a Warrant Agreement relating to the Offered Warrants has been duly authorized, executed and delivered by the Company and the other parties thereto, (f) the terms of the Offered Warrants and of their issuance and sale have been duly established in conformity with the applicable Warrant Agreement so as not to violate any applicable law, the Certificate of Incorporation (as then in effect) or the Bylaws (as then in effect) or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and the applicable Warrant Agent, (g) the Securities for which the Offered Warrants are exercisable have been duly authorized for issuance by the Company and (h) the Offered Warrants have been duly executed, delivered, countersigned, issued and sold in accordance with the provisions of the applicable Warrant Agreement to be filed as an exhibit to a post-effective amendment to the Registration Statement or as an exhibit to a Current Report on Form 8-K or other applicable report under the Securities Exchange Act of 1934, as amended, in the manner contemplated in the Registration Statement or any prospectus supplement relating thereto, the Offered Warrants, when issued and sold in accordance with the applicable Warrant Agreement and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms under the laws of the State of New York, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (iii) public policy considerations which may limit the rights of parties to obtain remedies.

CME Group Inc.

December 6, 2012

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus which forms a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP